Exhibit 99.1

Aptiv Reports Third Quarter 2022 Financial Results
Operational Execution Drives Strong Growth & Margin Expansion

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported third quarter 2022 U.S. GAAP earnings of $1.05 per diluted share. Excluding special items, third quarter earnings totaled $1.28 per diluted share.

Third Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.6 billion, an increase of 26%
◦Revenue increased 33% adjusted for currency exchange and commodity movements; growth over market of 9% based on AWM1 of 24%
•U.S. GAAP net income of $286 million, diluted earnings per share of $1.05
◦Excluding special items, diluted earnings per share of $1.28
•U.S. GAAP operating income margin of 10.2%
◦Adjusted Operating Income margin of 11.4%, Adjusted Operating Income of $525 million; Adjusted EBITDA of $673 million
•Generated $437 million of cash from operations

Year-to-Date Financial Highlights Include:
•U.S. GAAP revenue of $12.8 billion, an increase of 12%
◦Revenue increased 15% adjusted for currency exchange and commodity movements; growth over market of 10% based on AWM1 of 5%
•U.S. GAAP net income of $298 million, diluted earnings per share of $1.10
◦Excluding special items, diluted earnings per share of $2.14
•U.S. GAAP operating income margin of 6.4%
◦Adjusted Operating Income margin of 8.3%, Adjusted Operating Income of $1,062 million; Adjusted EBITDA of $1,516 million
•Generated $330 million of cash from operations

“Strong third quarter results are a testament to our ability to execute well despite the ongoing macroeconomic pressures. In the quarter, we continued to demonstrate strong growth over underlying vehicle production, and achieved record year-to-date bookings,” said Kevin Clark, chairman and chief executive officer. “We continue to focus on strengthening our business foundation, which we believe will further improve our performance in 2023.”

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

Third Quarter 2022 Results
For the three months ended September 30, 2022, the Company reported U.S. GAAP revenue of $4.6 billion, an increase of 26% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 33% in the third quarter. This reflects growth of 36% in Asia, which includes an increase of 42% in China, 31% in North America, 29% in Europe, and 53% in South America, our smallest region.
The Company reported third quarter 2022 U.S. GAAP net income of $286 million and earnings of $1.05 per diluted share, compared to $86 million and $0.32 per diluted share in the prior year period. Third quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $364 million, or earnings of $1.28 per diluted share, compared to $140 million, or $0.49 per diluted share, in the prior year period.
Third quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $525 million, compared to $256 million in the prior year period. Adjusted Operating Income margin was 11.4%, compared to 7.0% in the prior year period, reflecting increased global vehicle production and the favorable impact of material cost recoveries. Depreciation and amortization expense totaled $190 million, as compared to $193 million in the prior year period.
Interest expense for the third quarter totaled $58 million, as compared to $36 million in the prior year period, which reflects impacts from our $2.5 billion debt issuance in the first quarter of 2022 in anticipation of the Wind River Systems, Inc. acquisition.
Tax expense in the third quarter of 2022 was $59 million, resulting in an effective tax rate of approximately 14%. Tax expense in the third quarter of 2021 was $25 million, resulting in an effective tax rate of approximately 14%.
The Company generated net cash flow from operating activities of $437 million in the third quarter, compared to $4 million in the prior year period.

Year-to-Date 2022 Results
For the nine months ended September 30, 2022, the Company reported U.S. GAAP revenue of $12.8 billion, an increase of 12% from the prior year period. Adjusted for currency exchange and commodity movements, revenue increased by 15% during the period. This reflects growth of 19% in North America, 16% in Asia, which includes growth of 19% in China, 8% in Europe and 36% in South America, our smallest region.
For the 2022 year-to-date period, the Company reported U.S. GAAP net income of $298 million and earnings of $1.10 per diluted share, compared to $512 million and $1.89 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $606 million, or $2.14 per diluted share, compared to $675 million, or $2.38 per diluted share, in the prior year period.
The Company reported Adjusted Operating Income of $1,062 million for the nine months ended September 30, 2022, compared to $1,068 million in the prior year period. Adjusted Operating Income margin was 8.3% for the nine months ended September 30, 2022, compared to 9.3% in the prior year period, reflecting adverse impacts from the second quarter COVID-19 pandemic lockdowns in China, continued adverse impacts from global inflationary pressures and the worldwide semiconductor shortage, partially offset by increased global vehicle production and the favorable impact of material cost recoveries. Depreciation and amortization expense totaled $574 million, as compared to $583 million in the prior year period.

Interest expense for the nine months ended September 30, 2022 totaled $157 million, as compared to $114 million in the prior year period, which reflects impacts from our $2.5 billion debt issuance in the first quarter of 2022 in anticipation of the Wind River Systems, Inc. acquisition.
Tax expense for the nine months ended September 30, 2022 was $96 million, resulting in an effective tax rate of approximately 15% which was impacted by the geographic mix of earnings and increased losses in certain jurisdictions where no tax benefit is recognized, including the impact of charges resulting from the conflict between Ukraine and Russia. Tax expense in the prior year period was $101 million, resulting in an effective tax rate of 12%.
The Company generated net cash flow from operating activities of $330 million in the nine months ended September 30, 2022, compared to $553 million in the prior year period. As of September 30, 2022, the Company had cash and cash equivalents of $4.9 billion and total available liquidity of $7.3 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income, Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Full Year 2022 Outlook
The Company’s full year 2022 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2022
Net sales	$17,000 - $17,300
Adjusted EBITDA	$2,160 - $2,310
Adjusted EBITDA margin	12.7% - 13.4%
Adjusted operating income	$1,525 - $1,675
Adjusted operating income margin	9.0% - 9.7%
Adjusted net income per share (1)	$3.05 - $3.55
Cash flow from operations	$1,350
Capital expenditures	$800
Adjusted effective tax rate	~13%
(1) The Company’s full year 2022 financial guidance includes approximately $1.05 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (U.S.) or +1.323.701.0225 (international) or through a webcast at ir.aptiv.com. The conference ID number is 7786988. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net

Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs, asset impairments, other charges related to the Ukraine/Russia conflict and gains (losses) on business divestitures and other transactions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Effective on January 1, 2022, the Company now excludes amortization expense of intangible assets from the calculation of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share. Financial results reported in this release for both the current and historical period have been prepared under this new definition. Outlook information presented above is also calculated under this new definition. The forward-looking non-GAAP measures presented in this release are reconciled under this new definition to their closest GAAP financial measure on pages 17 and 18.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance including the potential impact of the proposed acquisition of Wind River Systems, Inc. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; uncertainties created by the conflict between Ukraine and Russia, and its impacts on the European and global economies and our operations in each country; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the current semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Net sales	$4,614	$3,654	$12,849	$11,484
Operating expenses:
Cost of sales	3,821	3,138	11,027	9,639
Selling, general and administrative	275	263	835	784
Amortization	37	37	112	111
Restructuring	11	1	52	21
Total operating expenses	4,144	3,439	12,026	10,555
Operating income	470	215	823	929
Interest expense	(58)	(36)	(157)	(114)
Other income (expense), net	20	1	(44)	2
Income before income taxes and equity loss	432	180	622	817
Income tax expense	(59)	(25)	(96)	(101)
Income before equity loss	373	155	526	716
Equity loss, net of tax	(67)	(51)	(202)	(146)
Net income	306	104	324	570
Net income (loss) attributable to noncontrolling interest	5	3	(21)	11
Net income attributable to Aptiv	301	101	345	559
Mandatory convertible preferred share dividends	(15)	(15)	(47)	(47)
Net income attributable to ordinary shareholders	$286	$86	$298	$512

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$1.05	$0.32	$1.10	$1.89
Weighted average number of diluted shares outstanding	271.10	271.20	271.10	271.14

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,850	$3,139
Restricted cash	4	—
Accounts receivable, net	3,366	2,784
Inventories	2,306	2,014
Other current assets	457	499
Total current assets	10,983	8,436
Long-term assets:
Property, net	3,157	3,294
Operating lease right-of-use assets	406	383
Investments in affiliates	1,772	1,797
Intangible assets, net	806	964
Goodwill	2,274	2,511
Other long-term assets	573	622
Total long-term assets	8,988	9,571
Total assets	$19,971	$18,007
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$16	$8
Accounts payable	2,775	2,953
Accrued liabilities	1,338	1,246
Total current liabilities	4,129	4,207
Long-term liabilities:
Long-term debt	6,336	4,059
Pension benefit obligations	399	440
Long-term operating lease liabilities	325	304
Other long-term liabilities	401	436
Total long-term liabilities	7,461	5,239
Total liabilities	11,590	9,446
Commitments and contingencies
Total Aptiv shareholders’ equity	8,195	8,347
Noncontrolling interest	186	214
Total shareholders’ equity	8,381	8,561
Total liabilities and shareholders’ equity	$19,971	$18,007

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
	(in millions)
Cash flows from operating activities:
Net income	$324	$570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	574	583
Restructuring expense, net of cash paid	2	(42)
Deferred income taxes	(6)	(5)
Loss from equity method investments, net of dividends received	205	152
Other charges related to Ukraine/Russia conflict	54	—
Other, net	97	119
Changes in operating assets and liabilities:
Accounts receivable, net	(582)	99
Inventories	(301)	(819)
Accounts payable	(107)	(37)
Other, net	85	(49)
Pension contributions	(15)	(18)
Net cash provided by operating activities	330	553
Cash flows from investing activities:
Capital expenditures	(666)	(430)
Proceeds from sale of property	3	4
Cost of business acquisitions and other transactions, net of cash acquired	(220)	(45)
Proceeds from sale of technology investments	3	14
Cost of technology investments	(42)	(2)
Settlement of derivatives	9	(11)
Net cash used in investing activities	(913)	(470)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(5)	(30)
Proceeds from issuance of senior notes, net of issuance costs	2,472	—
Fees related to modification of debt agreements	—	(6)
Dividend payments of consolidated affiliates to minority shareholders	(8)	—
Distribution of mandatory convertible preferred share cash dividends	(47)	(47)
Taxes withheld and paid on employees’ restricted share awards	(36)	(45)
Net cash provided by (used in) financing activities	2,376	(128)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(54)	(15)
Increase (decrease) in cash, cash equivalents and restricted cash	1,739	(60)
Cash, cash equivalents and restricted cash at beginning of the period	3,139	2,853
Cash, cash equivalents and restricted cash at end of the period	$4,878	$2,793

Reconciliation of cash, cash equivalents and restricted cash and cash classified as assets held for sale
	September 30,
	2022	2021
	(in millions)
Cash, cash equivalents and restricted cash	$4,854	$2,793
Cash classified as assets held for sale	24	—
Total cash, cash equivalents and restricted cash	$4,878	$2,793

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	%	2022	2021	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,424	$2,705	27%	$9,569	$8,573	12%
Advanced Safety and User Experience	1,199	959	25%	3,307	2,940	12%
Eliminations and Other (a)	(9)	(10)		(27)	(29)
Net Sales	$4,614	$3,654		$12,849	$11,484

Adjusted Operating Income
Signal and Power Solutions	$444	$234	90%	$995	$953	4%
Advanced Safety and User Experience	81	22	268%	67	115	(42)%
Adjusted Operating Income	$525	$256		$1,062	$1,068

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	270.93	270.51	270.88	270.44
Dilutive shares related to RSUs	0.17	0.69	0.22	0.70
Weighted average ordinary shares outstanding, including dilutive shares	271.10	271.20	271.10	271.14
Net income per share attributable to ordinary shareholders:
Basic	$1.06	$0.32	$1.10	$1.89
Diluted	$1.05	$0.32	$1.10	$1.89

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Effective on January 1, 2022, the Company now excludes amortization expense of intangible assets from the calculation of Adjusted Operating Income, Adjusted Net Income and Adjusted Net Income Per Share. Financial results reported in this release for both the current and historical period have been prepared under this new definition and are reconciled as such in the tables below.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended September 30, 2022

Reported net sales % change	26%
Less: foreign currency exchange and commodities	(7)%
Adjusted revenue growth	33%

Nine Months Ended September 30, 2022

Reported net sales % change	12%
Less: foreign currency exchange and commodities	(3)%
Adjusted revenue growth	15%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$301		$101		$345		$559
Interest expense	58		36		157		114
Other (income) expense, net	(20)		(1)		44		(2)
Income tax expense	59		25		96		101
Equity loss, net of tax	67		51		202		146
Net income (loss) attributable to noncontrolling interest	5		3		(21)		11
Operating income	$470	10.2%	$215	5.9%	$823	6.4%	$929	8.1%
Amortization	37		37		112		111
Restructuring	11		1		52		21
Other acquisition and portfolio project costs	2		3		13		7
Asset impairments	5		—		8		—
Other charges related to Ukraine/Russia conflict	—		—		54		—
Adjusted operating income	$525	11.4%	$256	7.0%	$1,062	8.3%	$1,068	9.3%

Segment Adjusted Operating Income
(in millions)
Three Months Ended September 30, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$403	$67	$470
Amortization	35	2	37
Restructuring	1	10	11
Other acquisition and portfolio project costs	—	2	2
Asset impairments	5	—	5
Adjusted operating income	$444	$81	$525

Depreciation and amortization (a)	$147	$43	$190

Three Months Ended September 30, 2021	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$200	$15	$215
Amortization	35	2	37
Restructuring	(4)	5	1
Other acquisition and portfolio project costs	3	—	3
Adjusted operating income	$234	$22	$256

Depreciation and amortization (a)	$149	$44	$193

Nine Months Ended September 30, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$796	$27	$823
Amortization	107	5	112
Restructuring	23	29	52
Other acquisition and portfolio project costs	7	6	13
Asset impairments	8	—	8
Other charges related to Ukraine/Russia conflict	54	—	54
Adjusted operating income	$995	$67	$1,062

Depreciation and amortization (a)	$441	$133	$574

Nine Months Ended September 30, 2021	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$837	$92	$929
Amortization	106	5	111
Restructuring	5	16	21
Other acquisition and portfolio project costs	5	2	7
Adjusted operating income	$953	$115	$1,068

Depreciation and amortization (a)	$451	$132	$583

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions)
Net income attributable to Aptiv	$301	$101	$345	$559
Interest expense	58	36	157	114
Income tax expense	59	25	96	101
Net income (loss) attributable to noncontrolling interest	5	3	(21)	11
Depreciation and amortization	190	193	574	583
EBITDA	$613	$358	$1,151	$1,368
Other (income) expense, net	(20)	(1)	44	(2)
Equity loss, net of tax	67	51	202	146
Restructuring	11	1	52	21
Other acquisition and portfolio project costs	2	3	13	7
Other charges related to Ukraine/Russia conflict	—	—	54	—
Adjusted EBITDA	$673	$412	$1,516	$1,540

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$286	$86	$298	$512
Mandatory convertible preferred share dividends	15	15	47	47
Net income attributable to Aptiv	301	101	345	559
Adjusting items:
Amortization	37	37	112	111
Restructuring	11	1	52	21
Other acquisition and portfolio project costs	2	3	13	7
Asset impairments	5	—	8	—
Other charges related to Ukraine/Russia conflict (a)	—	—	29	—
Debt modification costs	—	—	—	1
Costs associated with acquisitions and other transactions	6	—	8	—
Loss (gain) on change in fair value of publicly traded equity securities	6	1	55	(8)
Tax impact of adjusting items (b)	(4)	(3)	(16)	(16)
Adjusted net income attributable to Aptiv	$364	$140	$606	$675

Adjusted weighted average number of diluted shares outstanding (c)	283.47	283.57	283.47	283.51
Diluted net income per share attributable to ordinary shareholders	$1.05	$0.32	$1.10	$1.89
Adjusted net income per share	$1.28	$0.49	$2.14	$2.38

(a)	Adjustment is reduced by the portion of charges attributable to noncontrolling interest for our majority owned Russian subsidiary.
(b)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(c)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv’s ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the “if-converted” method on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions)
Weighted average number of diluted shares outstanding	271.10	271.20	271.10	271.14
Weighted average MCPS Converted Shares	12.37	12.37	12.37	12.37
Adjusted weighted average number of diluted shares outstanding	283.47	283.57	283.47	283.51

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions)
Cash flows from operating activities:
Net income	$306	$104	$324	$570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	190	193	574	583
Restructuring expense, net of cash paid	(8)	(14)	2	(42)
Working capital	(238)	(439)	(990)	(757)
Pension contributions	(6)	(6)	(15)	(18)
Other, net	193	166	435	217
Net cash provided by operating activities	437	4	330	553

Cash flows from investing activities:
Capital expenditures	(212)	(169)	(666)	(430)
Cost of business acquisitions and other transactions, net of cash acquired	—	—	(220)	(45)
Proceeds from sale of technology investments	—	14	3	14
Cost of technology investments	(1)	(1)	(42)	(2)
Settlement of derivatives	5	(2)	9	(11)
Other, net	—	2	3	4
Net cash used in investing activities	(208)	(156)	(913)	(470)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net of cash acquired	—	—	220	45
Adjustment for cost of significant technology investments	—	—	40	—
Cash flow before financing	$229	$(152)	$(323)	$128

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2022 (1)
	($ in millions)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$630
Interest expense	212
Other expense, net	52
Income tax expense	135
Equity loss, net of tax	269
Net loss attributable to noncontrolling interest	(18)
Operating income	$1,280	7.5%
Amortization	148
Restructuring	102
Other acquisition and portfolio project costs	13
Asset impairments	3
Other charges related to Ukraine/Russia conflict	54
Adjusted operating income	$1,600	9.3%

Adjusted EBITDA
Net income attributable to Aptiv	$630
Interest expense	212
Income tax expense	135
Net loss attributable to noncontrolling interest	(18)
Depreciation and amortization	786
EBITDA	$1,745	10.2%
Other expense, net	52
Equity loss, net of tax	269
Restructuring	102
Other acquisition and portfolio project costs	13
Other charges related to Ukraine/Russia conflict	54
Adjusted EBITDA	$2,235	13.0%

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(2)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.

Estimated Full Year
2022 (1)
Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to ordinary shareholders	$567
Mandatory convertible preferred share dividends	63
Net income attributable to Aptiv	630
Adjusting items:
Amortization	148
Restructuring	102
Other acquisition and portfolio project costs	13
Asset impairments	3
Other charges related to Ukraine/Russia conflict	29
Costs associated with acquisitions and other transactions	2
Loss on change in fair value of publicly traded equity securities	49
Tax impact of adjusting items	(40)
Adjusted net income attributable to Aptiv	$936

Adjusted weighted average number of diluted shares outstanding	283.58
Diluted net income per share attributable to ordinary shareholders	$2.09
Adjusted net income per share	$3.30

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Jessica Kourakos
+1.917.994.2735
jessica.kourakos@aptiv.com